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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.33-44041, 33-18533, 33-49871, 333-04927 and 333-
04941), and the Registration Statements on Form S-3 (Nos. 33-20788, 33-31540, 33-43832 and 33-53366), of The Limited, Inc. of our report dated March 1, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP


Columbus, Ohio
April 23, 2001